Exhibit 99.1

Universal Logistics Holdings Acquires Container Connection

Warren, MI – December 7, 2018 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, announced today its acquisition of Deco Logistics, Inc. (which conducts business as Container Connection) and Oaktree Logistics, Inc. (collectively “Container Connection”).  Concentrating on the retail and manufacturing industries, Container Connection has been providing full-service harbor drayage to the Ports of Los Angeles and Long Beach, California for more than 25 years. Headquartered in Riverside, California, Container Connection offers its drayage services by utilizing a network of over 230 independent contractors to customers that are primarily located within the Inland Empire and Central Valley areas.  Container Connection also offers warehousing, secured parking and yard space at its 18.5-acre facility. For the year-ended December 31, 2017, Container Connection reported total operating revenues of $55.5 million. Container Connection will operate as a subsidiary of Universal Intermodal, Inc., and the transaction is expected to be immediately accretive.

“It’s been quite an exciting year for Universal,” stated Jeff Rogers, Universal’s Chief Executive Officer.  “Container Connection represents the fourth strategic acquisition we have made in the intermodal space in 2018, and we continue to actively review other strategic acquisition opportunities.  Complementing our local drayage service to the Ports of L.A. and Long Beach, the acquisition of Container Connection ties together the Inland Empire for a comprehensive Southern California intermodal strategy.  I am so very excited to welcome Container Connection to the Universal family of companies. This newest addition provides us, and our customers, a meaningful presence in one of the largest transportation markets in the world.”

The cash purchase price was $60 million, subject to customary post-closing adjustments. Global Capital Markets served as exclusive financial advisor to Container Connection.  Dykema served as Universal’s legal advisors on the transaction.

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, dedicated, intermodal, and value-added services.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the accretive impact of the transaction and our exploration of additional acquisition opportunities. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, which identify prospective information. In some cases, forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. However, the absence of these words does not mean that the statements are not forward looking.  Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s most recent periodic filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.